Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2023, relating to the financial statements of C.H. Robinson Worldwide, Inc. and the effectiveness of C.H. Robinson Worldwide, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
June 26, 2023